OFFICE OF THE COMPTROLLER OF THE CURRENCY

Washington, D.C. 20219

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 17, 2008

ENB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Pennsylvania	To be assigned	25-0661129
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of Incorporation)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(717) 733-4181

Not Applicable
(Former Name, Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENB FINANCIAL CORP

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 17, 2008, ENB Financial Corp announced that Paul W. Wenger, Treasurer of ENB Financial Corp. and Senior Vice President and Cashier of Ephrata National Bank, was named Director of both ENB Financial Corp and of Ephrata National Bank.  Mr. Wenger will be replacing Mr. Paul W. Brubaker, who is retiring on December 31, 2008, after 28 years of service on the board.   Mr. Wenger will be attending his first board meeting on December 10, 2008.

Mr. Wenger began his career with Ephrata National Bank in 1967 as a full-time teller.  He has held the positions of Computer Operator-Programmer, Assistant Vice President of Electronic Data Processing, Vice President of Deposit Accounting, Vice President of Operations and Cashier, and most recently Senior Vice President and Cashier.

Mr. Wenger is a graduate of Cocalico High School, the New Jersey’s Banker’s Association Data Processing School, and the American Institute of Banking.

At this time Mr. Wenger has not been named to any committee of the Board.

ENB FINANCIAL CORP

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: November 18, 2008	By:	__/s/ Aaron L. Groff, Jr.
Aaron L. Groff, Jr., Chairman of the Board,
President and CEO

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